EXHIBIT 10.19
SEVENTH AMENDMENT TO
FOURTH AMENDED AND RESTATED LOAN AGREEMENT
     THIS SEVENTH AMENDMENT TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is executed and entered into as of February 20, 2009, by and among ASTA FUNDING ACQUISITION I, LLC, a Delaware limited liability company, ASTA FUNDING ACQUISITION II, LLC, a Delaware limited liability company, PALISADES COLLECTION, L.L.C., a Delaware limited liability company, PALISADES ACQUISITION I, LLC, a Delaware limited liability company, PALISADES ACQUISITION II, LLC, a Delaware limited liability company, PALISADES ACQUISITION IV, LLC, a Delaware limited liability company, PALISADES ACQUISITION V, LLC, a Delaware limited liability company, PALISADES ACQUISITION VI, LLC, a Delaware limited liability company, PALISADES ACQUISITION VII, LLC, a Delaware limited liability company, PALISADES ACQUISITION VIII, LLC, a Delaware limited liability company, PALISADES ACQUISITION IX, LLC, a Delaware limited liability company, PALISADES ACQUISITION X, LLC, a Delaware limited liability company, CLIFFS PORTFOLIO ACQUISITION I, LLC, a Delaware limited liability company, SYLVAN ACQUISITION I, LLC, a Delaware limited liability company, and OPTION CARD, LLC, a Colorado limited liability company (sometimes collectively referred to herein as “Borrowers” and individually as a “Borrower”); ASTA FUNDING, INC., a Delaware corporation, COMPUTER FINANCE, LLC, a Delaware limited liability company, ASTAFUNDING.COM, LLC, a Delaware limited liability company, ASTA COMMERCIAL, LLC, a Delaware limited liability company, and VATIV RECOVERY SOLUTIONS, LLC, a Texas limited liability company (collectively, “Guarantors”); ASTA FUNDING ACQUISITION IV, LLC, a Delaware limited liability company, PALISADES ACQUISITION XI, LLC, a Delaware limited liability company, PALISADES ACQUISITION XII, LLC, a Delaware limited liability company, PALISADES ACQUISITION XIII, LLC, a Delaware limited liability company, PALISADES ACQUISITION XIV, LLC, a Delaware limited liability company, PALISADES ACQUISITION XV, LLC, a Delaware limited liability company, PALISADES ACQUISITION XVII, LLC, a Delaware limited liability company, PALISADES ACQUISITION XVIII, LLC, a Delaware limited liability company, CITIZENS LENDING GROUP LLC, a Delaware limited liability company and VENTURA SERVICES, LLC, a Delaware limited liability company (collectively, “Additional Guarantors”); ISRAEL DISCOUNT BANK OF NEW YORK, a New York banking corporation (“IDB”), as collateral agent for itself and the lenders signatory hereto from time to time (together with any successor collateral agent appointed pursuant to Section 9.7, the “Collateral Agent”), as administrative agent (together with any successor administrative agent appointed pursuant to Section 9.7, the “Administrative Agent”, and together with the Collateral Agent, the “Agents”), and as co-lead arranger; MIDDLE MARKET FINANCE, a division of Merrill Lynch Business Financial Services Inc. (“Merrill Lynch”), as co-lead arranger and as co-administrative agent; and the Lenders (as defined below).
RECITALS:
     A. Borrowers and Guarantors (collectively, the “Credit Parties”), along with Administrative Agent and Lenders are parties to a certain Fourth Amended and Restated Loan and Security Agreement dated as of July 11, 2006 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”). All capitalized terms used in this Amendment, unless specifically defined herein, shall have the meanings attributed to them in the Credit Agreement.
     B. The Credit Parties have requested that the Lenders amend certain terms of the Credit Agreement to, among other things, recognize the aforementioned Additional Guarantors as Credit Parties to the Credit Agreement pursuant to the terms of this Amendment.
AGREEMENT:
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Parties, Administrative Agent and Lenders agree as follows:
SECTION 1. ACCURACY OF RECITALS.
     The Credit Parties acknowledge, represent, warrant and agree that the Recitals stated above are true and complete in all respects.
SECTION 2. MODIFICATION.
     2.1 The following definitions as contained in Annex A attached to the Credit Agreement are amended and restated in their entirety to read as follows:
     “Capital Contribution Amounts” shall have the meaning set forth in Section 6.4(d) below.
     “Guarantors” means each Guarantor and Additional Guarantor described in the preamble to this Amendment, each Subsidiary of any Borrower that is not a Borrower, and each other Person, if any, that executes a guaranty or other similar agreement in favor of Administrative Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Amendment and the other Loan Documents.
     “Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’, or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $100,000 at any time, so long as such Liens attach only to Inventory; (f) inchoate and unperfected bailees’ and landlord liens with respect to locations in which a bailee or landlord waiver is not required, and which arise in the ordinary course of business, so long as such Liens attach only to assets located on the applicable Real Estate; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (h) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (i) with respect to any Real Estate, the permitted exceptions set forth on an Exhibit of any mortgage granted to Administrative Agent, on behalf of Lenders, applicable to such Real Estate, and zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (j) presently existing or hereafter created Liens in favor of Administrative Agent, on behalf of Lenders; (k) Liens expressly permitted under Section 6.7 (other than subsection (a) thereto) of the Agreement; (l) a Lien in favor of BMO Capital Markets Corp., as collateral agent, granted by the Credit Parties to secure the Guaranteed Indebtedness of the Credit Parties to the extent permitted under Section 6.6(c), provided such Lien is at all times subordinate to Lien of the Agents and Lenders pursuant to an intercreditor agreement (and any other applicable documents, from time to time) satisfactory, in form and substance, to the Administrative Agent and (m) a Lien in favor of Asta Group, Incorporated, as granted by the Credit Parties, to secure payment on that certain promissory note, dated April 29, 2008 (together with such other promissory notes as supersede such promissory note, provide that such successor notes, in the aggregate, do not exceed the original principal amount of such promissory note, the “Group Promissory Note”), executed by Asta Funding, in favor of Asta Group, Incorporated, in the original principal amount of $8,226,278 and a certain indemnification agreement (the “Group Indemnification Agreement”) pursuant to which one or more of the Credit Parties agrees to indemnify Asta Group, Incorporated (on terms reasonably satisfactory to the Agent) for any and all losses associated with a pledge of all or a portion of all of the Group Promissory Note to BMO Capital Markets Corp., as collateral agent in connection with the Receivables Financing Agreement, provided such Lien is at all times subordinate to Lien of the Agents and Lenders pursuant to an intercreditor agreement (and any other applicable documents, from time to time) satisfactory, in form and substance, to the Administrative Agent.
     “Revolving Loan Commitment” means (a) as to any Lender, the aggregate commitment of such Lender to make Advances as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Advances which aggregate commitment shall not exceed the following amounts: (1) Ninety Million Dollars ($90,000,000) from the date hereof through March 30, 2009, (2) Eighty-Five Million Dollars ($85,000,000) from March 31, 2009 through June 29, 2009, and (3) Eighty Million Dollars ($80,000,000) from June 30, 2009 and thereafter.
     2.2 Annex J attached to the Credit Agreement is hereby deleted in its entirety and replaced with the Replacement Annex J attached to this Amendment as Exhibit A.
     2.3 Section 1.1(a)(ii) of the Credit Agreement is amended and restated in its entirety as follows:

     (i) Use of Advances to finance Portfolio purchases in excess of $7,500,000 shall require the consent of the Administrative Agent and use of Advances to finance Portfolio purchases in excess of $15,000,000 in the aggregate during any 120 day period shall require the consent of the Requisite Lenders. In connection with such purchases, Borrowers shall deliver to Administrative Agent and Requisite Lenders, if applicable, the Portfolio Proposal relating to such purchases. For purposes of this Section 1.1(a)(ii) only, any Requisite Lenders that have not responded within 4 Business Days of receipt of a request for their consent for the purchase of Portfolios in excess of $15,000,000 shall be deemed to have consented to such purchase. Borrowers agree not to intentionally propose, modify or structure (or permit to be structured) any Portfolio purchases from any one ore more sellers or its affiliates, whether as a single transaction or a series of transactions, for the purpose of evading the requirements of this Section 1.1(a)(ii) to obtain the consent of Administrative Agent or Requisite Lenders, as the case may be. Without limiting the foregoing, any Portfolio purchase occurring within 120 days of any other Portfolio purchase or purchases shall be included for purposes of determining whether the consent of the Administrative Agent or Requisite Lenders is required under this Section 1.1(a)(ii). Notwithstanding anything in this Section to the contrary, a Borrower may acquire a Rejected Portfolio having a purchase price in excess of the amount set forth in this Section without the consent of the Administrative Agent or the Requisite Lenders if the purchase is made with Borrowers’ own cash or borrowings that are made without including the Rejected Portfolio as an Eligible New Portfolio in the Borrowing Base, and if the Rejected Portfolio is subject to a security interest or Lien in favor of Collateral Agent, for the benefit of itself, the Agents and Lenders, to secure the Obligations. Without conferring approval rights upon Administrative Agent (except as otherwise provided in this Section 1.1(a)(ii)), the applicable Borrower shall deliver to Administrative Agent, upon Administrative Agent’s request, such information (as is reasonably available to the applicable Borrower) relating to the purchase of a Portfolio as Administrative Agent may reasonably request (including any available Portfolio Acquisition Documents) within a reasonable period of time following the applicable Borrower’s purchase of such Portfolio.
     2.4 Section 1.4(a) of the Credit Agreement is amended and restated in its entirety as follows:
     (b) Borrowers shall pay interest to Administrative Agent, for the ratable benefit of Lenders in accordance with the Revolving Loan being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: the Base Rate plus the Applicable Base Rate Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable LIBOR Margin per annum, based on the aggregate Advances outstanding from time to time; provided, however, at no time shall the interest rate under this Section 1.4(a) be less than five hundred (500) basis points per annum.
     The Applicable Margins through and including the First Adjustment Date shall be plus one hundred (100) basis points for Base Rate Loans and three hundred (300) basis points for LIBOR Loans. The Applicable Margins if adjusted as described below, shall be determined in accordance with the following table:

	APPLICABLE	APPLICABLE
IF LEVERAGE RATIO IS:	BASE RATE MARGIN	LIBOR MARGIN
Less than 1.0 to 1.0	100 basis points	300 basis points
Greater than or equal to 1.0 to 1.0 but less than 1.25 to 1.0	125 basis points	325 basis points
Greater than or equal to 1.25 to 1.0	150 basis points	350 basis points
     The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by Borrowers’ consolidated financial condition for the Fiscal Quarter then ended, commencing with the delivery of Borrowers’ quarterly unaudited Financial Statements to Lenders for the Fiscal Quarter ending December 31, 2008 (the “First Adjustment Date”). All adjustments in the Applicable Margins after the First Adjustment Date shall be implemented quarterly on a prospective basis, commencing at least 5 days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower Representative shall deliver to Administrative Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the fifth day following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default, which is not reasonably capable of being cured, or Event of Default is waived or cured.
     2.5 Article 4 of the Credit Agreement is amended by the addition of new Section 4.3 to read as follows:
     4.3 Annual Audited Statements. A qualification on the audited Financial Statements of Asta Funding and its Subsidiaries solely as a result of (a) the Commitment Termination Date scheduled to occur in less than one year and/or (b) the failure to amend the Receivables Financing Agreement in connection with the waiver originally provided to Palisades Acquisition XVI, LLC (“Pal XVI”) dated as of December 1, 2008, shall not be deemed to violate the reporting requirements set forth in paragraph (b) of Annex E to the Credit Agreement.
     2.6 Section 6.4(b) of the Credit Agreement is amended by adding “Notwithstanding the foregoing, no Affiliate which is less than 100% directly or indirectly wholly-owned by Asta or which is organized outside of the laws of the United States or any State therein shall be required to join this Agreement.” to the end thereof.

     2.7 Section 6.4 is amended by adding the following as clause (d) thereto:
     (d) Notwithstanding anything in this Agreement to the contrary, from time to time, one or more of the Credit Parties (and Non-Credit Party Affiliates) shall be entitled, in their sole discretion, to make capital contributions from time to time to other Credit Parties and Non-Credit Party Affiliates for ultimate contribution to Pal XVI for the purpose of funding costs, expenses and liabilities incurred by Pal XVI relating to litigation and similar proceedings on the collection and/or sale of the receivable assets owned by Pal XVI (the amount of such contributions, “Capital Contribution Amounts”); provided, at no time shall the Capital Contribution Amounts outstanding exceed $500,000; provided, further, that no Capital Contribution Amount may be made if such proposed Capital Contribution Amount together with any outstanding Capital Contribution Amounts are greater than the Borrowing Availability.
     2.8 Section 6.6 of the Credit Agreement is amended and restated in its entirety to read as follows:
     6.6 Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement, (c) the obligations of the Credit Parties pursuant to a guaranty in favor of BMO Capital Markets Corp. pursuant to which the Credit Parties guaranty up to $8,000,000 of the obligations of Pal XVI set forth in and evidenced by that certain Receivables Financing Agreement dated as of March 2, 2007 (the “Receivables Financing Agreement”) by and among Pal XVI, as borrower, Palisades Collection L.L.C., as servicer, Fairway Finance Company, LLC, as lender, BMO Capital Markets Corp., as administrative and collateral agent, and Bank of Montreal, as liquidity agent for the liquidity providers, provided such obligations are at all times subordinate to payment of the Obligations of the Credit Parties to the Agents and Lenders pursuant to an intercreditor agreement (and any other applicable documents, from time to time) satisfactory, in form and substance, to the Administrative Agent, (d) the obligations of the Credit Parties pursuant to the Group Promissory Note, the Group Indemnification Agreement and the guaranty in favor of Asta Group, Incorporated pursuant to which the Credit Parties guaranty the obligations of Asta Funding under the Group Promissory Note, provided such obligations are at all times subordinate to payment of the Obligations of the Credit Parties to the Agents and Lenders pursuant to an intercreditor agreement (and any other applicable documents, from time to time) satisfactory, in form and substance, to the Administrative Agent and (e) in connection with Pal XVI, as satisfied by capital contributions Capital Contribution Amounts pursuant to Section 6.4(d) above.
     2.9 Section 6.10 of the Credit Agreement is amended and restated in its entirety to read as follows:
     6.10 Financial Covenants. Borrowers shall not breach or fail to comply with any of the Financial Covenants. Beginning with the fiscal year ending September 30, 2008 (and for each period included in calculating Fixed Charge Coverage Ratio for the fiscal year ending September 30, 2008) and continuing thereafter for each reporting period thereafter (and for each period included in calculating Fixed Charge Coverage Ratio for such reporting period), EBITDA and Fixed Charges attributable to each of (i) Pal XVI and (ii) all non-cash impairments of portfolio-related assets in accordance with GAAP shall be excluded from the computation of the Fixed Charge Coverage Ratio for Asta Funding and its Subsidiaries, notwithstanding anything contained on Annex G to the contrary.
     2.10 The first sentence of Section 6.20 is amended by added “and each Guarantor joined to this Agreement may continue to engage in the trade or business in which it was so engaged (and own assets related thereto) at the time of such joinder.”
     2.11 Clause (b) of Annex E is amended by adding “(or in the case of the end of Fiscal Year ending September 2008, within 150 days)” after “To Administrative Agent and Lenders, within 90 days after the end of each Fiscal Year” in the first sentence thereof.
     2.12 The number “1.50” in clause (a) of Annex G is hereby replaced with “1.75”.
     2.13 No Other Modifications. Except as otherwise specifically modified by this Amendment, all terms, conditions, covenants, rights, duties, obligations and liabilities of the Credit Parties under the Credit Agreement remain in full force and effect and unmodified.
SECTION 3. REAFFIRMATION OF SECURITY INTEREST.
The Credit Parties acknowledge and agree that the Lien and security interest in the Collateral granted by the Credit Parties to the Collateral Agent, for the benefit of the Agents and the Lenders, pursuant to the Collateral Documents is and continues to be first in priority. Notwithstanding the foregoing, in order to secure payment and performance of all of the Obligations of the Credit Parties to the Agents and Lenders (including, without limitation, the Obligations defined in each Security Agreement and the Secured Obligations defined in each Pledge Agreement), each Credit Party hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the benefit of the Agents and Lenders, a first-priority Lien and security interest in and other Lien (as applicable) upon all of its right, title and interest in, to and under the Collateral (including, without limitation, the Collateral described in each Security Agreement and the Pledged Collateral described in each Pledge Agreement). The provisions of this Section 3 are intended to acknowledge the Liens and security interests granted pursuant to the Collateral Documents. The provisions of this Section 3 shall be deemed to ratify the existing Liens and security interests of the Collateral Agent, for the benefit of the Agents and the Lenders, in the Collateral to the extent such Liens and security interests existed prior to the date hereof, and to create a Lien and security interest to the extent that no Lien or security interest therein existed in favor of the Collateral Agent, for the benefit of the Agents and the Lenders.

SECTION 4. REPRESENTATIONS AND WARRANTIES.
     The execution and delivery of this Amendment and the documents and instruments contemplated by this Amendment have been duly authorized by all requisite action by or on behalf of the members of the Credit Parties.
SECTION 5. FEES.
     The Borrowers shall pay to Administrative Agent, for the account of the Lenders, the fees described in the fee letter of even date herewith.
SECTION 6. COVENANTS.
     6.1 This Amendment shall be governed by the terms and provisions of the Credit Agreement.
     6.2 In the event of a conflict between the terms of this Amendment and the terms of the Credit Agreement, the terms of this Amendment shall govern and control.
     6.3 The Credit Parties hereby confirm and agree that the terms, conditions, covenants, guaranties, assurances, promises and provisions contained in the Loan Documents to which each is a party remain in full force and effect without amendment or modification as a result of this Amendment and that the obligations, liabilities and duties of the Credit Parties remain unimpaired as a result of this Amendment and are in full force and effect.
     6.4 In order for this Amendment to become effective, the following conditions must be satisfied and the following items must be received by Administrative Agent in form and substance satisfactory to Administrative Agent on or prior to the date that the Credit Parties shall execute and deliver this Amendment to Lenders:
     A. Amended and Restated Revolving Notes. Duly executed originals of Amended and Restated Revolving Notes payable to the order of each Revolving Lender dated the date of the Amendment.
     B. Intercreditor Agreement. Duly executed intercreditor agreement by BMO Capital Markets Corp., Administrative Agent and Borrower Representative, in form and substance acceptable to Administrative Agent, with respect to the subordinate Lien in favor of BMO Capital Markets Corp., as collateral agent, described in paragraph (l) of the definition of Permitted Encumbrances.
     C. Other Documents. Such other information, confirmations, certificates, documents and agreements respecting any Credit Party as Administrative Agent may, in its reasonable discretion, request.
     D. Amendment Fee. Administrative Agent, shall have received, on behalf of Lenders, an executed copy of the fee letter and payment of the amendment fee described therein.
SECTION 7. BINDING EFFECT.

     The Credit Agreement as modified herein shall be binding upon and shall inure to the benefit of the members of the Credit Parties and their successors and assigns.
SECTION 8. COUNTERPART EXECUTION; FACSIMILES.
     This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document. Signatures may be exchanged by facsimile, with the original signature to follow. Each party to this Amendment agrees to be bound by its own faxed signature and to accept the faxed signature of the other parties to this Amendment.
      For purposes of clarification and notwithstanding all Lenders’ signatories hereto, certain of the Lenders comprising the non-Requisite Lender group did not approve the revisions to Paragraphs 2.9 and 2.11 above, whereby only Requisite Lender approval was obtained and necessary for such revisions to be effective.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWERS:	ASTA FUNDING ACQUISITION I, LLC
ASTA FUNDING ACQUISITION II, LLC
PALISADES COLLECTION, L.L.C.
CLIFFS PORTFOLIO ACQUISITION I, LLC
PALISADES ACQUISITION I, LLC
PALISADES ACQUISITION II, LLC
PALISADES ACQUISITION IV, LLC
PALISADES ACQUISITION V, LLC
PALISADES ACQUISITION VI, LLC
PALISADES ACQUISITION VII, LLC
PALISADES ACQUISITION VIII, LLC
PALISADES ACQUISITION IX, LLC
PALISADES ACQUISITION X, LLC
SYLVAN ACQUISITION I, LLC
OPTION CARD, LLC

By:	/s/ Gary Stern

Name: Gary Stern
Title: Manager

GUARANTORS:	ASTA FUNDING, INC.

By:	/s/ Gary Stern

Name: Gary Stern
Title: President and Chief Executive Officer

COMPUTER FINANCE, LLC
ASTAFUNDING.COM, LLC
ASTA COMMERCIAL, LLC
VATIV RECOVERY SOLUTIONS, LLC
ASTA FUNDING ACQUISITION IV, LLC
PALISADES ACQUISITION XI, LLC
PALISADES ACQUISITION XII, LLC
PALISADES ACQUISITION XIII, LLC
PALISADES ACQUISITION XIV, LLC
PALISADES ACQUISITION XV, LLC
PALISADES ACQUISITION XVII, LLC
PALISADES ACQUISITION XVIII, LLC
CITIZENS LENDING GROUP, LLC
VENTURA SERVICES, LLC

By:	/s/ Gary Stern

Name: Gary Stern
Title: Manager
Seventh Amendment to Fourth Amended and Restated Loan Agreement

AGENT:	ISRAEL DISCOUNT BANK OF NEW YORK,
as Administrative Agent, Collateral Agent and
Co-Lead Arranger

By:	/s/ Kenneth Lipke

Name:	Kenneth Lipke

Title:	First Vice President

By:	/s/ Jeffrey S. Ackerman

Name:	Jeffrey S. Ackerman

Title:	Senior Vice President

Seventh Amendment to Fourth Amended and Restated Loan Agreement

MIDDLE MARKET FINANCE, a division of
MERRILL LYNCH BUSINESS FINANCIAL
SERVICES INC., as Co-Administrative Agent and
Co-Lead Arranger

By:	/s/ Phillip Salter

Name:	Phillip Salter

Title:	Vice President

Seventh Amendment to Fourth Amended and Restated Loan Agreement

LENDERS:	ISRAEL DISCOUNT BANK OF NEW YORK,
as Lender

By:	/s/ Kenneth Lipke

Name:	Kenneth Lipke

Title:	First Vice President

By:	/s/ Jeffrey S. Ackerman

Name:	Jeffrey S. Ackerman

Title:	Senior Vice President

Seventh Amendment to Fourth Amended and Restated Loan Agreement

MIDDLE MARKET FINANCE, a division of
MERRILL LYNCH BUSINESS FINANCIAL
SERVICES INC., as Lender

By:	/s/ Phillip Salter

Print Name:	Phillip Salter

Print Title:	Vice President

Seventh Amendment to Fourth Amended and Restated Loan Agreement

BMO CAPITAL MARKETS FINANCING, INC.,
as Lender

By:	/s/ Heather L. Turf

Print Name:	Heather L. Turf

Print Title:	Vice President

Seventh Amendment to Fourth Amended and Restated Loan Agreement

BANK LEUMI USA, as Lender

By:	/s/ John Le Clair

Print Name:	John Le Clair

Print Title:	Vice President

Seventh Amendment to Fourth Amended and Restated Loan Agreement

THE BERKSHIRE BANK, as Lender

By:	/s/ Ira A. Mermelstein

Print Name:	Ira A. Mermelstein

Print Title:	Vice President

Seventh Amendment to Fourth Amended and Restated Loan Agreement

SIGNATURE BANK, as Lender

By:	/s/ Thomas J. D’Antona

Print Name:	Thomas J. D’Antona

Print Title:	Senior Vice President & Senior Lender

Seventh Amendment to Fourth Amended and Restated Loan Agreement

PROVIDENT BANK, as Lender

By:	/s/ Ronald Romeo

Print Name:	Ronald Romeo

Print Title:	Vice President

Seventh Amendment to Fourth Amended and Restated Loan Agreement

EXHIBIT A
TO SEVENTH AMENDMENT TO
FOURTH AMENDED AND RESTATED LOAN AGREEMENT
REPLACEMENT ANNEX J
(from Annex A — Commitments definition)
to
FOURTH AMENDED AND RESTATED LOAN AGREEMENT

	Revolving Loan	Revolving Loan
	Commitment as	Commitment as	Revolving Loan
	of December 31,	of March 31,	Commitment as
	2008 through	2009 through	of June 30, 2009
Lender	March 30, 2009	June 29, 2009	and thereafter
Israel Discount Bank of New York	$23,142,857.14	$21,857,142.86	$20,571,428.58
Middle Market Finance, a division of Merrill Lynch Business Financial Services Inc.	$15,428,571.43	$14,571,428.57	$13,714,285.71
Bank Leumi USA	$10,285,714.29	$9,714,285.71	$9,142,857.14
BMO Capital Markets Financing, Inc.	$18,000,000.00	$17,000,000.00	$16,000,000.00
The Berkshire Bank	$5,142,857.14	$4,857,142.86	$4,571,428.57
Signature Bank	$10,285,714.29	$9,714,285.71	$9,142,857.14
Provident Bank	$7,714,285.71	$7,285,714.29	$6,857,142.86

Total	$90,000,000.00	$85,000,000.00	$80,000,000.00
Seventh Amendment to Fourth Amended and Restated Loan Agreement